                                                                      Exhibit 21

SUBSIDIARIES OF CONAGRA FOODS, INC.

ConAgra Foods, Inc. is the parent corporation owning, directly or indirectly, 100% of the voting securities (unless otherwise noted) of the following subsidiaries principally engaged in the production and distribution of food products (unless otherwise noted) as of May 26, 2002:

                                                                                Jurisdiction of
Subsidiary                                                                      Incorporation
----------                                                                      -------------
Ag-Chem, Inc.  (principally engaged in the agricultural chemical
      business)                                                                 Maryland

Alliance Grain, Inc. (principally engaged in commodity marketing)               Delaware

A.M. Gilardi & Sons, Inc.                                                       Ohio

Australia Meat Holdings Pty. Ltd. (owns 100% of one active
      foreign corporation)                                                      Australia

Bumble Bee International, Inc. (owns 30% of one foreign
      corporation)                                                              Delaware

Bumble Bee Seafoods, Inc. (owns 100% of three domestic
      corporations, 50% of one domestic limited liability company and
      100% of two foreign corporations)                                         Delaware

CAG 45, Inc.                                                                    Delaware

Choice One Foods, Inc.                                                          California

ConAgra Beef Company (owns 100% of four domestic
      corporations, 50% of two domestic limited liability companies, and
      100% of one foreign corporation)                                          Delaware

ConAgra Dairy Foods Company (owns 100% of three domestic
      corporations)                                                             Delaware

ConAgra Grocery Products Company (owns 100% of 11 domestic corporations, 50%
      of two domestic limited liability companies, 50% of one foreign
      corporation and 100% of one foreign corporation)                          Delaware

ConAgra International Fertilizer Company (principally engaged in the
      agricultural chemicals business)                                          Delaware

ConAgra International, Inc. (owns 100% of the voting securities of 16 foreign corporations, 99% of  five foreign corporations,
      85% of one foreign corporation, and 30% of one foreign corporation, all engaged principally in the worldwide commodities trading
      business and the processing of beef and malt)                             Delaware

ConAgra Limited (owns

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

                                                          Exhibit 21 (continued)


      100% of one foreign entity and 50% of one foreign entity)                 Canada

ConAgra Poultry Company (owns 100% of two domestic
      corporations and 50% of one domestic limited liability company engaged
      principally in waste conversion)                                          Delaware

ConAgra Poultry Company of Kentucky, Inc.                                       Kentucky

Cropmate Company (owns 100% of two domestic corporations;
      principally engaged in the agricultural chemicals business)               Delaware

GoodMark Foods, Inc. (owns 100% of one domestic corporation)                    North Carolina

Grist Mill Co. (owns 100% of a domestic corporation)                            Delaware

Grower Service Corporation (principally engaged in the agricultural
      chemicals business)                                                       New York

Hester Industries, Inc.                                                         West Virginia

Lamb Weston, Inc. (owns 100% of  three domestic
      corporations; 50% of one domestic limited liability company;
      15% of one foreign corporation and 82% of one
      domestic limited liability company)                                       Delaware

Loveland Industries, Inc. (principally engaged in the agricultural
      chemicals business)                                                       Colorado

Midwest Agriculture Warehouse Co. (principally engaged in the
      agricultural chemicals business)                                          Nebraska

Molinos de Puerto Rico, Inc.                                                    Nebraska

Monfort Finance Company, Inc.                                                   Colorado

Ostlund Chemical Company (principally engaged in the agricultural
      chemicals business)                                                       North Carolina

Platte Chemical Co. (owns 49% of one foreign corporation
      and 3% of two domestic limited liability companies; principally engaged
      in the agricultural chemicals business)                                   Nebraska

Pueblo Chemical & Supply Co. (principally engaged in the agricultural
      chemicals business)                                                       Colorado

S&C Beef Processors, L.L.C.                                                     Alabama

Swift & Company                                                                 Delaware

Swift-Eckrich, Inc. (owns 100% of six domestic corporations; 100% of one domestic limited liability company and 100% of one foreign
      corporation)                                                              Delaware

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                                                          Exhibit 21 (continued)

To-Ricos, Inc.                                                                  Nebraska

Tri-State Chemicals, Inc. (principally engaged in the agricultural
      chemicals business)                                                       Texas

Tri-State Delta Chemicals, Inc. (principally engaged in the agricultural
      chemicals business)                                                       Mississippi

United Agri Products, Inc. (owns 100% of the voting securities of 13 domestic corporations and 50% of two limited
      liability companies, all engaged principally in the
      agricultural chemicals business)                                          Delaware

United Agri Products - Florida, Inc. (principally engaged in the
      agricultural chemicals business)                                          Florida

UAP/GA Ag Chem, Inc. (principally engaged in the agricultural
      chemicals business)                                                       Georgia

Zoll Foods Corporation                                                          Illinois

The corporations listed above and on the previous page are included in the consolidated financial statements, which are a part of this report.

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